Exhibit 99.1

Stride’s Career Learning Business Continues to Drive Growth

HERNDON, Va.--(BUSINESS WIRE)--April 19, 2022--Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced its results for the third fiscal quarter ended March 31, 2022.

Third Quarter Fiscal 2022 Highlights Compared to 2021

  Revenue of $421.7 million, compared with $392.1 million, driven by strong enrollment trends, continued growth in Adult Learning, and increases in revenue per enrollment.
  Income from operations of $60.6 million, compared with $38.6 million, due to improved gross margins and lower selling, general and administrative expenses.
  Net income of $42.9 million, compared with $23.8 million.
  Diluted net income per share of $1.02, compared with $0.57.
  Adjusted operating income of $69.4 million, compared with $54.9 million. (1)
  Adjusted EBITDA of $90.3 million, compared with $75.0 million. (1)

Third Quarter Fiscal 2022 Summary Financial Metrics

	Three Months Ended March 31,		Change 2022/2021
	2022	2021	$	%
	(In thousands, except percentages and per share data)
Revenues	$421,722	392,145	$29,577	7.5%

Income from operations	60,594	38,553	22,041	57.2%
Adjusted operating income (1)	69,440	54,906	14,534	26.5%

Net income	42,919	23,789	19,130	80.4%
Net income per share, diluted	1.02	0.57	0.45	78.9%

EBITDA (1)	84,731	62,153	22,578	36.3%
Adjusted EBITDA (1)	90,307	75,007	15,300	20.4%

Nine Month Fiscal 2022 Highlights Compared to 2021

  Revenue of $1,231.5 million, compared with $1,139.3 million.
  Income from operations of $110.5 million, compared with $89.1 million.
  Net income of $79.0 million, compared with $61.0 million.
  Diluted net income per share of $1.87, compared with $1.46.
  Adjusted operating income of $134.7 million, compared with $128.0 million. (1)
  Adjusted EBITDA of $198.5 million, compared with $184.9 million. (1)

Nine Month Fiscal 2022 Summary Financial Metrics

	Nine Months Ended March 31,		Change 2022/2021
	2022	2021	$	%
	(In thousands, except percentages and per share data)
Revenues	$1,231,455	1,139,250	$92,205	8.1%

Income from operations	110,532	89,069	21,463	24.1%
Adjusted operating income (1)	134,693	127,965	6,728	5.3%

Net income	79,040	60,956	18,084	29.7%
Net income per share, diluted	1.87	1.46	0.41	28.1%

EBITDA (1)	183,996	154,107	29,889	19.4%
Adjusted EBITDA (1)	198,460	184,928	13,532	7.3%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income, EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended				Nine Months Ended
	March 31,		Change 2022 / 2021		March 31,		Change 2022 / 2021
	2022	2021	$	%	2022	2021	$	%
	(In thousands, except percentages)

General Education	$315,858	$322,304	$(6,446)	(2.0%)	$935,440	$950,142	$(14,702)	(1.5%)
Career Learning
Middle - High School	83,238	52,382	30,856	58.9%	229,937	152,529	77,408	50.7%
Adult	22,626	17,459	5,167	29.6%	66,078	36,579	29,499	80.6%
Total Career Learning	105,864	69,841	36,023	51.6%	296,015	189,108	106,907	56.5%
Total Revenues	$421,722	$392,145	$29,577	7.5%	$1,231,455	$1,139,250	$92,205	8.1%

Enrollment Data

The following table sets forth total enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2022 / 2021		March 31,		2022 / 2021
	2022	2021	#	%	2022	2021	#	%
	(In thousands, except percentages)

General Education (1)	143.8	155.8	(12.0)	(7.7%)	145.1	159.4	(14.3)	(9.0%)
Career Learning (1)(2)	42.0	29.5	12.5	42.4%	41.9	30.0	11.9	39.7%
Total Enrollment	185.8	185.3	0.5	0.3%	187.0	189.4	(2.4)	(1.3%)
(1)	This data includes enrollments for which Stride receives no public funding or revenue.
(2)	No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2022 / 2021		March 31,		2022 / 2021
	2022	2021	#	%	2022	2021	#	%

General Education	$2,006	$1,876	$130	6.9%	$5,867	$5,384	$483	9.0%
Career Learning	1,981	1,759	222	12.6%	5,463	5,033	430	8.5%

Cash Flow and Capital Allocation

As of March 31, 2022, the Company’s cash and cash equivalents totaled $308.6 million, compared with $386.1 million reported at June 30, 2021, in line with normal seasonal trends.

Capital expenditures for the first nine months of fiscal 2022 were $47.9 million, compared to $34.9 million in the first nine months of fiscal 2021, and were comprised of $4.7 million of property and equipment, $30.8 million of capitalized software development, and $12.4 million of capitalized curriculum development.

Fiscal Year 2022 Outlook

The Company is updating and raising its forecast for the full fiscal year 2022:

  Revenue in the range of $1.645 billion to $1.660 billion.
  Capital expenditures in the range of $65 million to $70 million. Note that capital expenditures include the purchase of property and equipment, capitalized software, and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 27% to 29%.
  Adjusted operating income in the range of $180 million to $185 million. (1)

(1)	In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward Looking Statements below.

Conference Call

The Company will discuss its third quarter fiscal year 2022 financial results during a conference call scheduled for Tuesday, April 19, 2022 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/550949613. To participate in the live call, investors and analysts should dial (888) 210-2831 (domestic) or 1 (289) 514-2968 (international) at 4:45 p.m. ET. The conference ID number is 4812941. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be available starting on April 19, 2022 at 8:00 p.m. ET through May 19, 2022 at 8:00 p.m. ET by dialing (800) 770- 2030 (domestic) or 1 (647) 362 9199 (international) and entering the conference ID 4812941. A webcast replay will be available at https://events.q4inc.com/attendee/550949613 for 30 days.

About Stride Inc.

At Stride, Inc. (NYSE: LRN) we are reimagining learning – where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed the teaching and learning experience for millions of people by providing innovative, high-quality, tech-enabled education solutions, curriculum, and programs directly to students, schools, the military, and enterprises in primary, secondary, and post-secondary settings. Stride is a premier provider of K-12 education for students, schools, and districts, including career learning services through middle and high school curriculum. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. The company is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology and the pace of change in education. More information can be found at stridelearning.com, K12.com, galvanize.com, techelevator.com, and medcerts.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (“COVID-19”); discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the career readiness education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to prevent a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride Inc.’s financial statements for the three and nine months ended March 31, 2022 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(In thousands except share and per share data)
Revenues	$421,722	$392,145	$1,231,455	$1,139,250
Instructional costs and services	266,883	253,128	802,657	740,951
Gross margin	154,839	139,017	428,798	398,299
Selling, general, and administrative expenses	94,245	100,464	318,266	309,230
Income from operations	60,594	38,553	110,532	89,069
Interest expense, net	(2,373)	(5,371)	(6,241)	(12,502)
Other income, net	496	486	4,291	2,276
Income before income taxes and income from equity method investments	58,717	33,668	108,582	78,843
Income tax expense	(16,716)	(10,275)	(29,751)	(18,541)
Income from equity method investments	918	396	209	654
Net income attributable to common stockholders	$42,919	$23,789	$79,040	$60,956
Net income attributable to common stockholders per share:
Basic	$1.03	$0.59	$1.91	$1.52
Diluted	$1.02	$0.57	$1.87	$1.46
Weighted average shares used in computing per share amounts:
Basic	41,823,564	40,286,109	41,302,789	40,143,610
Diluted	42,136,042	41,690,509	42,351,877	41,701,955

STRIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2022	2021
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$308,564	$386,080
Accounts receivable, net of allowance of $20,641 and $21,384	422,615	369,303
Inventories, net	23,986	39,690
Prepaid expenses	35,861	19,453
Other current assets	80,553	43,004
Total current assets	871,579	857,530
Operating lease right-of-use assets, net	87,516	94,671
Property and equipment, net	67,565	72,069
Capitalized software, net	64,921	57,308
Capitalized curriculum development costs, net	50,476	50,376
Intangible assets, net	91,940	99,480
Goodwill	240,952	240,353
Deposits and other assets	99,583	105,510
Total assets	$1,574,532	$1,577,297
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$32,848	$62,144
Accrued liabilities	55,152	77,642
Accrued compensation and benefits	59,843	80,363
Deferred revenue	51,530	38,110
Current portion of finance lease liability	37,016	27,336
Current portion of operating lease liability	13,790	20,649
Total current liabilities	250,179	306,244
Long-term finance lease liability	37,566	41,568
Long-term operating lease liability	76,342	77,458
Long-term debt	411,047	299,271
Deferred tax liability	9,034	31,853
Other long-term liabilities	9,794	16,255
Total liabilities	793,962	772,649
Commitments and contingencies
Stockholders’ equity

Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,102,945 and 46,911,527 shares issued; and 42,768,202 and 41,576,784 shares outstanding, respectively	4	4
Additional paid-in capital	683,892	795,449
Accumulated other comprehensive income (loss)	(216)	(474)
Retained earnings	199,372	112,151
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	780,570	804,648
Total liabilities and stockholders' equity	$1,574,532	$1,577,297

STRIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	March 31,
	2022	2021
	(In thousands)
Cash flows from operating activities
Net income	$79,040	$60,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	73,464	65,038
Stock-based compensation expense	14,464	30,821
Deferred income taxes	6,572	2,256
Provision for doubtful accounts	7,047	7,635
Amortization of discount and fees on debt	1,182	8,737
Noncash operating lease expense	15,084	14,573
Other	4,675	7,883
Changes in assets and liabilities:
Accounts receivable	(56,072)	(197,659)
Inventories, prepaid expenses, deposits and other current and long-term assets	7,967	(27,798)
Accounts payable	(26,761)	(913)
Accrued liabilities	(14,630)	8,850
Accrued compensation and benefits	(20,652)	14,913
Operating lease liability	(15,899)	(15,650)
Deferred revenue and other liabilities	5,922	31,480
Net cash provided by operating activities	81,403	11,122
Cash flows from investing activities
Purchase of property and equipment	(4,734)	(2,967)
Capitalized software development costs	(30,837)	(20,189)
Capitalized curriculum development costs	(12,361)	(11,742)
Sale of long-lived assets	—	223
Sale of other investments	5,261	—
Acquisition of MedCerts, LLC, net of cash acquired	—	(54,795)
Acquisition of Tech Elevator, Inc., net of cash acquired	—	(16,030)
Other acquisitions, loans and investments, net of distributions	(3,654)	(1,008)
Proceeds from the maturity of marketable securities	19,904	—
Purchases of marketable securities	(64,151)	—
Net cash used in investing activities	(90,572)	(106,508)
Cash flows from financing activities
Repayments on finance lease obligations	(23,919)	(17,103)
Repayments on credit facility	—	(100,000)
Issuance of convertible senior notes, net of issuance costs	—	408,610
Purchases of capped calls in connection with convertible senior notes	—	(60,354)
Payments of deferred purchase consideration	(7,858)	—
Proceeds from exercise of stock options	391	724
Withholding of stock options for tax withholding	—	(10,885)
Repurchase of restricted stock for income tax withholding	(37,463)	(8,872)
Net cash provided by (used in) financing activities	(68,849)	212,120
Net change in cash, cash equivalents and restricted cash	(78,018)	116,734
Cash, cash equivalents and restricted cash, beginning of period	386,582	213,299
Cash, cash equivalents and restricted cash, end of period	$308,564	$330,033

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of March 31st:
Cash and cash equivalents	$308,564	$329,031
Other current assets (restricted cash)	—	502
Deposits and other assets (restricted cash)	—	500
Total cash, cash equivalents and restricted cash	$308,564	$330,033

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income, EBITDA, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and Adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and Adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. EBITDA and Adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss), net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Third Quarter Fiscal 2022

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(In thousands)
Income from operations	$60,594	$38,553	$110,532	$89,069
Stock-based compensation expense	5,576	12,854	14,464	30,821
Amortization of intangible assets	3,270	3,499	9,697	8,075
Adjusted operating income	69,440	54,906	134,693	127,965
Depreciation and other amortization	20,867	20,101	63,767	56,963
Adjusted EBITDA	$90,307	$75,007	$198,460	$184,928

EBITDA	$84,731	$62,153	$183,996	$154,107

Fiscal Year 2022 Outlook

	Year Ended June 30, 2022
	Low	High
	(In millions)
Income from operations	$148.0	$151.0
Stock-based compensation expense	19.0	21.0
Amortization of intangible assets	13.0	13.0
Adjusted operating income	$180.0	$185.0

Contacts

Investors
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com